UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 7, 2011, ABM Industries Incorporated (the “Company”) issued a press release announcing financial results related to the second quarter of fiscal year 2011. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

As disclosed in the press release attached as Exhibit 99.1, the Company will hold a live web cast on June 8, 2011 relating to the Company’s financial results for the second quarter of fiscal year 2011. A copy of the slides to be presented at the Company’s web cast and discussed in the conference call relating to such financial results is being furnished as Exhibit 99.2 to this Form 8-K.

Item 8.01. Other Events.

On June 7, 2011, the Company announced that the Board of Directors of the Company declared a quarterly dividend of $0.14 per share, payable on August 1, 2011 to stockholders of record on July 7, 2011. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated June 7, 2011, announcing financial results related to the second quarter of fiscal year 2011 and the declaration of a dividend payable August 1, 2011 to stockholders of record on July 7, 2011.

99.2	Slides of ABM Industries Incorporated, dated June 8, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: June 7, 2011

By:   /s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and
General Counsel

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated, dated June 7, 2011, announcing financial results related to the second quarter of fiscal year 2011 and the declaration of a dividend.

99.2	Slides of ABM Industries Incorporated, dated June 8, 2011.